 Exhibit 99.1

Verecloud Announces Results of 2010 Annual Meeting
Re-elects four board members and approves outside auditors

ENGLEWOOD, Colo., Jan. 31, 2011 – Verecloud (OTCBB: VCLD), which enables communications service providers (CSPs) to capture market share in the emerging cloud computing services business announced today that during its annual meeting held on January 28, 2011, the company’s shareholders approved all of the proposals submitted to them.

The proposals approved included the re-election of the four members of the board of directors which include:  Mark Faris, Chairman of the Board, John McCawley, Verecloud’s Chief Executive Officer, Dr. Hossein Eslambolchi, and Phillip Tonge. All directors will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

In addition, the shareholders ratified the selection of Schumacher & Associates as Verecloud’s independent public accounting firm for the fiscal year ended June 30, 2011.

About Verecloud

Based in Englewood, Colorado, Verecloud enables communications service providers (CSPs) to capture market share in the expanding and lucrative cloud computing market. Verecloud’s cloud service broker platform, Nimbus CSB, addresses the CSPs’ need to integrate their existing back-office systems and drive new revenue through cloud services. By collaborating with Verecloud, CSPs are positioned to capture a significant percentage of this exciting market by playing a key role in the cloud services brokerage opportunity. Learn more about Verecloud at: http://www.verecloud.com.

Forward-Looking Statement

This release may contain projections and other forward-looking statements that involve risks and uncertainties. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Future performance cannot be assured. Readers are referred to the documents filed by Verecloud with the Securities and Exchange Commission (SEC), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Recent documents filed with the SEC can be found in the Investor Relations section of our website (www.verecloud.com). Verecloud believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Verecloud is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

###

Contact Information:

Jim Buckley
Chief Financial Officer
Verecloud, Inc.
1-877-711-6492
jim.buckley@verecloud.com

Glenda Catron
VisiTech PR
(303) 752-3552 x225
vc@visitechpr.com